Exhibit 99.1

News Release

Contact:	Garland W. Koch
Chief Financial Officer
United PanAm Financial Corp.
949.224.1244
e-mail: gkoch@upfc.com

FOR IMMEDIATE RELEASE

UNITED PANAM FINANCIAL CORP ANNOUNCES

SECOND QUARTER 2005 RESULTS

Newport Beach, California – July 22, 2005 - United PanAm Financial Corp. (Nasdaq:UPFC) today announced results for its second quarter ended June 30, 2005.

For the quarter ended June 30, 2005 the Company reported income of $7.0 million from continuing operations, compared to income of $6.2 million for the same period a year ago. The Company reported income of $0.38 per diluted share from continuing operations for the second quarter of 2005 compared to $0.35 per diluted share for the same period during 2004.

Net interest income for the second quarter of 2005 rose 25% to $33.7 million from $27.0 million in the second quarter of 2004.

For the six months ended June 30, 2005, the Company reported net income of $13.7 million from continuing operations, compared to net income from continuing operations of $10.4 million for the same period a year ago, for a 32% increase over 2004. The Company reported income of $0.74 per diluted share for the six months ended June 30, 2005, compared to $0.58 per diluted share for the same period in 2004.

Net interest income for the first six months of 2005 increased 26% to $64.8 million from $51.3 million for the first six months of 2004.

The Company purchased $240.1 million of net auto loans during the first 6 months of 2005, compared with $185.4 million for the same period in 2004, representing a 30% increase. Auto loans outstanding totaled $616.2 million at June 30, 2005, compared with $473.8 million at June 30, 2004, for 30% increase. The growth in auto loans is the result of the planned expansion of the branch network and portfolio growth at the branch level. During the second quarter of 2005, the Company opened 5 new auto loan branches bringing our total to 97 branches in 29 states. The Company intends to continue its philosophy of controlled expansion of the auto finance branch network, with the expectation of opening up to 10 additional new branches before year-end.

Delinquency over 30 days amounted to 0.52% of outstanding auto loans at June 30, 2005 compared with 0.64% at June 30, 2004. Delinquency and total repossessions over 30 days amounted to 0.92% of outstanding auto loans at June 30, 2005, compared with 1.01% at June 30, 2004.

The annualized quarterly net charge-off rate was 3.68% for the second quarter of 2005, compared with 4.60% for the comparable 2004 period.

“The second quarter of 2005 showed continuing controlled growth in auto receivables of 30% in outstanding loans while the portfolio continued to display low delinquency and losses,” said Guillermo Bron, Chairman of the Board of Directors. “Also, during the second quarter of 2005, we completed our second securitization of auto loans totaling $195 million.”

United PanAm Financial Corp., a specialty finance company, originates and acquires for investment retail automobile installment sales contracts through its principal operating unit United Auto Credit Corporation with 97 branch offices in 29 states.

Any statements set forth above that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act (“SLRA”) of 1995, including statements concerning the company’s strategies, plans, objectives and intentions. Such statements are subject to a variety of estimates, risks and uncertainties, known and unknown, which may cause the company’s actual results to differ materially from those anticipated in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, such factors as our recent shift of the funding source of our business; our dependence on securitizations; our need for substantial liquidity to run our business; loans we made to credit-impaired borrowers; reliance on operational systems and controls and key employees; competitive pressures which we face; rapid growth of our businesses; fluctuations in market rates of interest; general economic conditions;, the effects of accounting changes and other risks, certain of which are detailed from time to time in the company’s filings with the United States Securities and Exchange Commission.

# # #

Editors Note: Three pages of selected financial data follows.

United PanAm Financial Corp. and Subsidiaries

Consolidated Statements of Financial Condition

(Unaudited)

(Dollars in thousands)	June 30, 2005	December 31, 2004
Assets

Cash and due from banks	$9,512	$4,237
Short term investments	9,999	—

Cash and cash equivalents	19,511	4,237
Restricted cash	49,016	36,729
Securities available for sale, at fair value	418,419	788,090
Loans	620,370	528,765
Less unearned finance charges	(4,194)	(4,595)
Less unearned discount	(30,268)	(24,827)
Less allowance for loan losses	(26,374)	(25,593)

Loans, net	559,534	473,750
Premises and equipment, net	3,575	3,519
Accrued interest receivable	7,389	6,901
Other assets	25,554	29,601
Assets of discontinued operations	—	72,080

Total assets	$1,082,998	$1,414,907

Liabilities and Shareholders’ Equity

Warehouse line of credit	$90,664	$101,776
Securities notes payable	425,872	352,564
Repurchase agreements	407,904	745,295
Accrued expenses and other liabilities	6,280	8,793
Junior subordinated debentures/trust preferred securities	10,310	10,310
Liabilities of discontinued operations–deposits held for sale	—	71,916

Total liabilities	941,030	1,290,654

Common stock (no par value):
Authorized, 30,000,000 shares
Issued and outstanding, 16,957,694 at June 30, 2005 and 16,525,832 at December 31, 2004	74,702	70,332
Retained earnings	66,845	53,517
Unrealized gain on securities available for sale, net	421	404

Total shareholders’ equity	141,968	124,253

Total liabilities and shareholders’ equity	$1,082,998	$1,414,907

United PanAm Financial Corp. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share data)	2005	2004 (As Restated)	2005	2004 (As Restated)
Interest Income
Loans	$38,614	$28,563	$73,280	$54,912
Short term investments	3,874	4,480	8,281	8,684

Total interest income	42,488	33,043	81,561	63,596

Interest Expense
Securitized borrowings	4,336	—	7,234	—
Warehouse credit lines	1,015	—	2,390	—
Repurchase agreements	3,320	2,791	6,867	5,650
Deposits	—	3,192	—	6,409
Junior subordinated debentures	156	109	299	229

Total interest expense	8,827	6,092	16,790	12,288

Net interest income	33,661	26,951	64,771	51,308
Provision for loan losses	6,845	4,346	12,558	10,205

Net interest income after provision for loan losses	26,816	22,605	52,213	41,103

Non-interest Income
Service charges and fees	—	103	—	243
Loan related charges and fees	109	303	225	615
Gain on sale of securities	384	81	2,032	81
Other income	145	182	189	621

Total non-interest income	638	669	2,446	1,560

Non-interest Expense
Compensation and benefits	9,760	7,877	19,289	15,469
Occupancy	942	1,292	1,885	2,529
Market loss – derivative instruments	—	297	—	297
Other	4,887	3,360	10,422	6,877

Total non-interest expense	15,589	12,826	31,596	25,172

Income from continuing operations before income taxes	11,865	10,448	23,063	17,491

Income taxes	4,827	4,218	9,400	7,058

Income from continuing operations	7,038	6,230	13,663	10,433

Income (loss) from discontinued operations net of tax	—	400	(333)	828

Net income	$7,038	$6,630	$13,330	$11,2611

Earnings per share-basic:

Continuing operations	$0.42	$0.39	$0.82	$0.65
Discontinued operations	0.00	0.02	(0.02)	0.05

Net income	$0.42	$0.41	$0.80	$0.70

Weighted average shares outstanding	16,798	16,151	16,668	16,135

Earnings per share-diluted:

Continuing operations	$0.38	$0.35	$0.74	$0.58

Discontinued operations	0.00	0.02	(0.02)	0.05

Net income	$0.38	$0.37	$0.72	$0.63

Weighted average shares outstanding	18,705	17,959	18,528	18,008

United PanAm Financial Corp. and Subsidiaries

Selected Financial Data

(Unaudited)

	At or For the Three Months Ended		At or For the Six Months Ended
(Dollars and shares in thousands)	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004
Automobile Finance Data
Gross contracts purchased	$121,043	$91,224	$240,068	$185,449
Contracts outstanding	616,176	473,827	616,176	473,827

Allowance for credit losses to gross loans	4.28%	5.09%	4.28%	5.09%
Unearned discount on loans to gross loans	4.91%	4.40%	4.91%	4.40%

Annualized net charge-offs to average contracts(1)	3.68%	4.60%	4.08%	4.97%
Delinquencies (% of net contracts)
31-60 days	0.37%	0.43%	0.37%	0.43%
61-90 days	0.09%	0.14%	0.09%	0.14%
90+ days	0.06%	0.07%	0.06%	0.07%

Total	0.52%	0.64%	0.52%	0.64%
Other Data
Return on average assets(1)	2.60%	1.62%	2.37%	1.38%
Return on average shareholders’ equity (1)	20.42%	24.14%	20.10%	21.75%

Consolidated capital to assets ratio	13.11%	6.32%	13.11%	6.32%

Weighted average shares outstanding	16,798	16,151	16,668	16,134
Additional shares included for fully diluted calculations	1,907	1,808	1,860	1,874

Number of shares used in fully diluted calculations	18,705	17,959	18,528	18,008

(1)	Quarterly and six month information is annualized for comparability with full year information.